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Exhibit 10.1

AMENDMENT NO. 4 TO
FOREST OIL CORPORATION
2001 STOCK INCENTIVE PLAN

        WHEREAS, Forest Oil Corporation (the "Company") has heretofore adopted the Forest Oil Corporation 2001 Stock Incentive Plan, as amended (the "Plan"); and

        WHEREAS, the Company desires to amend the Plan in certain respects;

        NOW, THEREFORE, the Plan shall be amended as follows:

        1.     The last sentence of Paragraph V(b) of the Plan shall be deleted and the following shall be substituted therefor:

  "Director Stock Awards shall be awarded as provided in Paragraph VII(f); provided, however, that notwithstanding any provision in the Plan to the contrary, no Director Stock Award shall be granted on or after the date of the special meeting of the shareholders of the Company at which the shareholders of the Company are asked to approve the adoption of the Forest Oil Corporation 2007 Stock Incentive Plan."

        2.     The amendment to the Plan set forth in paragraph 1 hereof shall be effective as of the date of the special meeting of the shareholders of the Company at which the shareholders of the Company are asked to approve the adoption of the Forest Oil Corporation 2007 Stock Incentive Plan (the "2007 Plan"), provided that the 2007 Plan is approved by the Company's shareholders at such meeting. If the 2007 Plan is not so approved at such meeting, then the amendment to the Plan set forth in paragraph 1 hereof shall be void ab initio.

        3.     As amended hereby, the Plan is specifically ratified and reaffirmed.

        IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 4 to Forest Oil Corporation 2001 Stock Incentive Plan to be executed this 5th day of June 2007.

FOREST OIL CORPORATION
By:	/s/ CYRUS D. MARTER IV Cyrus D. Marter IV Vice President, General Counsel & Secretary

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  Exhibit 10.1